Exhibit 99.1

D. I. FOOD AND BEVERAGE OF LAS VEGAS, LLC

FINANCIAL STATEMENTS

Year Ended December 31, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of
D. I. Food and Beverage of Las Vegas, LLC

We have audited the accompanying balance sheet of D. I. Food and Beverage of Las Vegas, LLC as of December 31, 2007, and the related statements of income, changes in members’ equity, and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of D. I. Food and Beverage of Las Vegas, LLC as of December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Whitley Penn LLP
Dallas, Texas
November 18, 2008

D. I. FOOD AND BEVERAGE OF LAS VEGAS, LLC

 BALANCE SHEET

DECEMBER 31, 2007

Assets
Current assets:
Cash	$1,299,691
Accounts receivable, trade	241,698
Inventories	215,078
Prepaid expenses	43,717
Total current assets	1,800,184

Property and equipment, net	2,161,893
Total assets	$3,962,077

Liabilities and Members’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$411,860
Note payable, related party	2,000,000
Current maturities of long-term debt	284,625
Total current liabilities	2,696,485

Long-term debt, less current maturities	878,310

Total liabilities	3,574,795

Commitments and contingencies

Members’ equity	387,282
Total liabilities and members’ equity	$3,962,077

See accompanying notes to financial statements.

D. I. FOOD AND BEVERAGE OF LAS VEGAS, LLC

STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2007

Revenues:
Sales of alcoholic beverages	$9,148,686
Service revenues	7,743,827
Other	1,660,137
18,552,650

Operating expenses:
Cost of goods sold	2,296,397
Transportation	5,867,950
Salaries and wages	2,784,916
Other general and administrative:
Taxes and permits	680,468
Charge card fees	505,702
Rent	1,212,000
Advertising and marketing	736,364
Depreciation	465,421
Other	2,356,408
16,905,626

Income from operations	1,647,024

Interest expense	(288,006)

Net income	$1,359,018

See accompanying notes to financial statements.

D. I. FOOD AND BEVERAGE OF LAS VEGAS, LLC

 STATEMENT OF CHANGES IN MEMBERS’ EQUITY

YEAR ENDED DECEMBER 31, 2007

Balance at December 31, 2006	$418,889
Member distributions	(1,390,625)
Net income	1,359,018

Balance at December 31, 2007	$387,282

See accompanying notes to financial statements.

D. I. FOOD AND BEVERAGE OF LAS VEGAS, LLC

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2007

Operating Activities
Net income	$1,359,018
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	465,421
Changes in operating assets and liabilities:
Accounts receivable	117,830
Inventories	(9,587)
Prepaid expenses	(90,848)
Accounts payable and accrued liabilities	169,935
Net cash provided by operating activities	2,011,769

Investing Activities
Purchases of property and equipment	(46,507)

Financing Activities
Payments on debt	(259,386)
Stockholder distributions	(1,390,625)
Net cash used in financing activities	(1,650,011)

Net increase in cash	315,251
Cash at beginning of year	984,440

Cash at end of year	$1,299,691

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for interest	$292,996

See accompanying notes to financial statements.

D. I. FOOD AND BEVERAGE OF LAS VEGAS, LLC
Notes to Financial Statements
December 31, 2007

A.	Nature of Business

D. I. Food and Beverage of Las Vegas, LLC (“the Company”), a Nevada limited liability company, was formed on September 1, 2004.  The Company owns and operates a nightclub that offers live adult entertainment.  The nightclub and corporate office are located in Las Vegas, Nevada.

B.	Summary of Significant Accounting Policies

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Basis of Accounting

The accounts are maintained and the financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes.  Actual results could differ from these estimates and assumptions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.  At December 31, 2007, the Company had no such investments. The Company maintains deposits primarily in two financial institutions, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”).  At December 31, 2007, the uninsured portion of these deposits approximated $797,000.  The Company has not incurred any losses related to its cash on deposit with financial institutions.

Accounts Receivable

Accounts receivable, trade is comprised of credit card charges and ATM receivables, which are generally converted to cash in two to five days after a purchase is made.  The Company recognizes allowances for doubtful accounts when, based on management judgment, circumstances indicate that accounts receivable will not be collected.  There was no allowance for doubtful accounts as of December 31, 2007.

Inventories

Inventories include non-alcoholic beverages, bar supplies, and Company merchandise. Inventories are carried at the lower of average cost, which approximates actual cost determined on a first-in, first-out (“FIFO”) basis, or market.

D. I. FOOD AND BEVERAGE OF LAS VEGAS, LLC
Notes to Financial Statements
(Continued)

B.	Summary of Significant Accounting Policies -- continued

Property and Equipment

Property and equipment is stated at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets for financial reporting purposes.  Leasehold improvements are depreciated using the straight-line method over the shorter of the respective lease term or the estimated useful lives of the assets.  Equipment, furniture and fixtures and leasehold improvements have estimated useful lives between five and seven years. Expenditures for major renewals and betterments that extend the useful lives are capitalized.  Expenditures for normal maintenance and repairs are expensed as incurred.  The cost of assets sold or abandoned and the related accumulated depreciation are eliminated from the accounts and any gains or losses are recognized in the accompanying statement of income of the respective period.

Revenue Recognition

The Company recognizes revenue from the sale of beverages, food and merchandise, and services at the point-of-sale upon receipt of cash, check, or credit card charge.

Advertising and Marketing

Advertising and marketing expenses are primarily comprised of costs related to public advertisements and giveaways, which are used for promotional purposes.  Advertising and marketing expenses are expensed as incurred and are included in operating expenses in the accompanying statement of income.

Income Taxes

The Company is organized as a limited liability company for federal income tax purposes. As a result, income or losses are taxable or deductible to the member rather than at the Company level; accordingly, no provision for income taxes is made in the accompanying financial statements.

Fair Value of Financial Instruments

In accordance with the reporting requirements of Statement of Financial Accounting Standards (“SFAS”) No. 107, Disclosures About Fair Value of Financial Instruments, the Company calculates the fair value of its assets and liabilities which qualify as financial instruments under this statement and includes this additional information in the notes to financial statements when the fair value is different than the carrying value of these financial instruments.  The estimated fair value of accounts receivable, accounts payable and accrued liabilities approximate their carrying amounts due to the relatively short maturity of these instruments.  The carrying value of the Company’s notes payable also approximates fair value since these instruments bear market rates of interest.  None of these instruments are held for trading purposes.

D. I. FOOD AND BEVERAGE OF LAS VEGAS, LLC
Notes to Financial Statements
(Continued)

C.	Property and Equipment

Property and equipment consisted of the following:

December 31,
2007
Leasehold improvements	$421,612
Equipment, furniture and fixtures	2,680,274
3,101,886
Less accumulated depreciation	939,993
$2,161,893

D.	Notes Payable

Following is a summary of notes payable as of December 31, 2007:

Demand note payable to a member, interest payable monthly at 8%, modified annually based on the prime rate, collateralized by a personal guarantee by the other two members.	$2,000,000

Note payable to a commercial bank, payable $31,420 monthly, including interest at the prime rate plus 1% (8.25% at December 31, 2007), matures August 2009, guaranteed by the Company’s members.	1,156,579

Other	6,356
3,162,935
Less current maturities	2,284,625
Long-term debt	$878,310

Future maturities of long-term debt consist of the following:

Year ended December 31:

2008	$2,284,625
2009	878,310
$3,162,935

D. I. FOOD AND BEVERAGE OF LAS VEGAS, LLC
Notes to Financial Statements
(Continued)

E.	Commitments and Contingencies

Leases

The Company leases a building and corporate office space under triple net operating leases, of which rent expense was approximately $1,200,000 for the year ended December 31, 2007.

Future minimum annual lease obligations as of December 31, 2007, approximate the following:

Years ended December 31:
2008	$1,200,000
2009	1,200,000
2010	1,200,000
Total future minimum lease obligations	$3,600,000

Litigation

The Company can be subjected to certain routine legal matters in the ordinary course of business.  The Company does not believe that the ultimate resolution of the matters will have a material impact on the Company's financial position or results of operations.

F.	Subsequent Events

Effective September 5, 2008, the Company was acquired by Rick’s Cabaret International, Inc., which operates live adult entertainment nightclubs. Rick’s Cabaret International, Inc. is a publicly traded company.